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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                     FORM 8-K

                                  CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 11, 1998

                       OCCIDENTAL PETROLEUM CORPORATION
           (Exact name of registrant as specified in its charter)



         DELAWARE                       1-9210                  95-4035997
  (State or other jurisdiction        (Commission            (I.R.S. Employer
        of incorporation)             File Number)          Identification No.)


          10889 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA 90024
         (Address of principal executive offices)        (ZIP code)

            Registrant's telephone number, including area code:
                                (310) 208-8800


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Item 5.  Other Events
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RECENT DEVELOPMENTS.

     Preferred Stock Redemption. Occidental Petroleum Corporation (the "Registrant") announced on February 11, 1998, that it will redeem on March 13, 1998, all 11,499,960 outstanding shares of its $3.875 Cumulative Convertible Preferred Stock at a redemption price of $51.9375 per share plus accumulated and unpaid dividends to the redemption date. Each share of $3.875 Cumulative Convertible Preferred Stock is currently convertible at the option of the holder, to the redemption date, into approximately 2.2 shares of common stock of Registrant. The closing price of the Registrant's common stock on the New York Stock Exchange on February 10, 1998, was $25.9375 per share. If all of the shares of $3.875 Cumulative Convertible Preferred Stock were converted into common stock, Occidental would issue approximately 25.3 million shares of common stock.


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                                  SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        OCCIDENTAL PETROLEUM CORPORATION
                                                    (Registrant)






DATE: February 11, 1998            S. P. Dominick, Jr.
                                   -------------------------------------
                                   S. P. Dominick, Jr.,  Vice President and
                                     Controller
                                  (Chief Accounting and Duly Authorized Officer)








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